Exhibit 99.1

For Release at 5 AM PDT

April 4, 2005

NetIQ Announces Preliminary Third Quarter Fiscal 2005 Revenue

SAN JOSE, Calif. — April 4, 2005 — NetIQ Corp. (Nasdaq:NTIQ), a leading provider of integrated Systems & Security Management solutions, today announced estimated revenue for the third quarter of its 2005 fiscal year, ended March 31, 2005.

Revenue for the third quarter is expected to be in the range of $61 to $63 million, including $50 to $52 million in revenue from continuing operations. The balance of the revenue relates to the company’s WebTrends business unit and will be included in discontinued operations as a consequence of NetIQ’s entry into a definitive agreement to sell its WebTrends business, announced on March 28, 2005. The expected revenue for the third quarter of Fiscal 2005 compares with previously disclosed revenue guidance of $67 to $70 million for the quarter. Sales and marketing, general and administrative, and research and development expenses for the quarter, including expenses that will be reflected in discontinued operations, are expected to be lower than the previously forecast range of $55 to $57 million. The company also expects both GAAP and non-GAAP earnings per share (before adjusting for discontinued operations) to be lower than the previously provided guidance.

“We had 5 large deals over $1 million in the quarter,” said Chuck Boesenberg, CEO & Chairman of NetIQ, “However, our closure rate on small and mid-sized deals was lower than we expected. We will be analyzing the causes, developing plans and taking action in the coming days and weeks. We expect to report the full results of the quarter in the first week of May.”

Safe Harbor Statement

Statements in this press release other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company’s future results could differ materially from the expectations discussed herein. Factors that could cause or contribute to such differences include the current uncertain business climate; risks inherent in technology businesses, including the timing and successful development of new products; risks related to the integration of newly acquired companies and achievement of anticipated revenue and cost synergies; our ability to retain and hire personnel; changing relationships with customers, suppliers and strategic partners; unanticipated costs associated with integration and operating activities; pricing and customer acceptance of new product offerings and competition in our various product lines. For a more comprehensive discussion of risks and uncertainties relating to our business, please read the discussions of these risks in documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

Preliminary Results Analyst/Investor Conference Call:

Today, NetIQ will be holding a conference call at 6:30 a.m. PDT to discuss this announcement. This call is being webcast by Thomson/CCBN and can be accessed at http://www.netiq.com/about_netiq/investor_relations/investorconferencecall.asp

The dial-in number for the call is (888) 285-1136 (domestic) and (706) 643-7520 (International) the conference ID is 5328167. A replay of the call will be available at (800) 642-1687 (domestic) and (706) 645-9291 (International) the conference ID is 5328167.

About NetIQ

NetIQ (Nasdaq: NTIQ) is a leading provider of integrated systems and security management solutions that empower IT with the knowledge to assure service. NetIQ offers integrated, modular products that give users the ability to ensure operational integrity, better manage services and risk, and ensure policy compliance. Headquartered in San Jose, Calif., with offices and development facilities in 16 countries worldwide, NetIQ employs 1,200 people and has more than 3,000 enterprise customers. For more information, please visit the company’s web site at www.netiq.com or call (888) 323-6768.

Contacts:

Greg Klaben, Investor Relations 1-408-856-1894, greg.klaben@netiq.com

Susan Torrey, Corporate Communications 1-408-856-3028, susan.torrey@netiq.com

###